UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2010

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-7801

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2010, Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bank of Montreal, a Schedule I Bank under the Bank Act (Canada) (“BMO”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, M&I will merge with and into an indirect, wholly owned subsidiary of BMO (“Merger Sub”), with Merger Sub continuing as the surviving entity (the “Merger”). Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, upon completion of the Merger, each outstanding share of M&I common stock will be converted into the right to receive 0.1257 (the “Merger Consideration”) of a share of BMO common stock (subject to the payment of cash in lieu of fractional shares). In addition, as of consummation of the Merger, outstanding M&I stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of BMO’s common stock, with adjustments to reflect the Merger Consideration.

Immediately prior to the consummation of the Merger, BMO will purchase from the United States Department of the Treasury (“Treasury”) all of the issued and outstanding shares of M&I’s Senior Preferred Stock, Series B (the “TARP Preferred Stock”), for an aggregate cash purchase price equal to the sum of (1) the aggregate liquidation amount of such shares and (2) the amount of any accrued and unpaid dividends with respect to such shares (the “TARP Purchase”). In connection with the TARP Purchase, the parties expect that BMO will also purchase from Treasury the warrant that was issued to Treasury in connection with the issuance of the TARP Preferred Stock.

The Merger Agreement contains representations and warranties from both M&I and BMO that, in the case of M&I’s representations and warranties, are qualified by the confidential disclosures provided by M&I to BMO in connection with the Merger Agreement, as well as matters included in M&I’s reports filed with the United States Securities and Exchange Commission (the “SEC”). M&I has agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of BMO), (3) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, and (4) not to (A) solicit, initiate, or knowingly encourage any alternative proposal to acquire M&I, or (B) subject to certain exceptions, provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding any such proposal.

Completion of the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by M&I shareholders, (b) effectiveness of the registration statement for the BMO common stock to be issued in the Merger, (c) approval of the listing on the New York Stock Exchange and Toronto Stock Exchange of the BMO common stock to be issued in the Merger, (d) the absence of any law or order prohibiting the closing, of the Merger and (e) receipt of required regulatory approvals. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations and (iii) the receipt by such party of an opinion from its counsel to the effect that the Merger, together with the TARP Purchase (A) will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) will not result in gain recognition to the holders of M&I common stock pursuant to Section 367(a) of the Code. BMO’s obligation to consummate the merger is further conditioned on (1) the absence of any condition to the receipt of a required regulatory approval that would have a material adverse effect on BMO, the surviving company or any of their respective affiliates (in each case measured on a scale relative to M&I) and (2) BMO’s completion of the TARP Purchase.

The Merger Agreement contains certain termination rights for M&I and BMO, as the case may be, applicable upon: (1) final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement, (2) the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time, (3) a breach by the other party that is not or cannot be cured within 60 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (4) a failure by the Board of Directors of M&I to recommend the Merger to its shareholders or M&I’s material breach of its obligation to call, give notice of, convene and hold the M&I shareholders’ meeting, (5) if M&I’s shareholders fail to approve the Merger by the required vote, (6) if a tender or exchange offer for 20% or more of the outstanding shares of M&I’s common stock is commenced (other than by BMO or its affiliates) and the M&I Board of Directors recommends that its shareholders tender their shares or otherwise fails to recommend that M&I shareholders reject such offer within a 10 business day period, and (7) if the M&I Board of Directors determines in good faith by a majority vote that BMO has substantially engaged in bad faith in breach of its obligations to negotiate a restructuring of the transactions contemplated by the Merger Agreement if M&I’s shareholders fail to approve the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about M&I, BMO or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of M&I, BMO or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by M&I.

In connection with the Merger Agreement, M&I has granted to BMO an option to purchase, under certain circumstances, up to 104,096,963 shares of M&I common stock at a price, subject to certain adjustments, of $5.79 per share (the “Stock Option Agreement”). The foregoing description of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, which is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Cautionary Statements Regarding Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.” Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to: (i) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the terms of the Merger may need to be modified to satisfy such approvals or conditions; (iii) the anticipated benefits from the Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which M&I operates; (iv) the ability to promptly and effectively integrate the businesses of M&I and BMO; (v) reputational risks and the reaction of M&I’s customers to the transaction; (vi) diversion of management time on merger-related issues; and (vii) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2009 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this Form 8-K. Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this Form 8-K.

Additional Information for Shareholders.

In connection with the Merger, BMO will file with the SEC a Registration Statement on Form F-4 that will include a Proxy Statement of M&I, and a Prospectus of BMO, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BMO and M&I, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BMO at www.BMO.com under the tab “About BMO - Investor Relations” and then under the heading “Frequently Accessed Documents” or from M&I by accessing M&I’s website at www.MICorp.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

BMO and M&I and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of M&I in connection with the Merger. Information about the directors and executive officers of BMO is set forth in the proxy statement for BMO’s 2010 annual meeting of shareholders, as filed with the SEC on Form 6-K on February 26, 2010. Information about the directors and executive officers of M&I is set forth in the proxy statement for M&I’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 17, 2010, by and between Bank of Montreal and Marshall & Ilsley Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Stock Option Agreement, dated as of December 17, 2010, between Marshall & Ilsley Corporation and Bank of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marshall & Ilsley Corporation
Date: December 23, 2010
	By:	/s/ Randall J. Erickson
		Name:	Randall J. Erickson
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 17, 2010, by and between Bank of Montreal and Marshall & Ilsley Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Stock Option Agreement, dated as of December 17, 2010, between Marshall & Ilsley Corporation and Bank of Montreal.